Exhibit 10.15

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made as of April 24, 2026 by and between First Breach Inc., a Delaware corporation (the “Debtor”), in favor of each of the parties listed on Exhibit A hereto, which may be added to from time to time (each a “Secured Party” and collectively the “Secured Parties”).

RECITALS

The Debtor and the Secured Parties are parties to a Securities Purchase Agreement of even date with this Agreement (the “Purchase Agreement”) pursuant to which the Secured Parties shall purchase, among other things, Notes (as defined in the Purchase Agreement) from the Debtor. The parties intend that the Debtor’s obligations to repay the Notes be secured by Collateral (as defined below).

AGREEMENT

In consideration of the purchase of the Notes by the Secured Parties and for other good and valuable consideration, the Debtor hereby agrees with the Secured Parties as follows:

1. Grant of Security Interest. To secure the Debtor’s full and timely performance of all of the Debtor’s obligations and liabilities to the Secured Parties pursuant to the Notes (including, without limitation, Debtor’s obligation to timely pay the principal amount of, and interest on, the Notes) (the “Obligations”), the Debtor hereby grants to the Secured Parties a continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit B to this Agreement (the “Collateral”). The Security Interest shall be a first and prior interest in all of the Collateral.

2. Agreement Among the Secured Parties.

(a) Payment Pro Rata. Payment to the Secured Parties under the Notes shall be made in proportion to the principal and accrued interest then outstanding on any such date of payment to each, until such obligations are paid or retired in full.

(b) Sharing of Payments. If any Secured Party shall at any time receive any payment of principal, interest or other charge arising under a Note, or upon any other obligation of Debtor or any sums by virtue of counterclaim, offset, or other lien that may be exercised, or from any security, other than payments made on the same date to all Secured Parties, such Secured Party shall share such payment or payments ratably with the other Secured Parties as to maintain as near as possible the unpaid balance of the loans pro rata according to the Secured Parties’ aggregate proportionate interests.

(c) Sharing of Collateral. For purposes of this Agreement, “Event of Default” shall have the meaning ascribed to such term in the Notes. Upon the occurrence and continuance of any Event of Default, and if the Secured Parties proceed to exercise any rights with respect to the Collateral, the Secured Parties shall share the Collateral and the proceeds of such Collateral ratably, without priority of one over the other.

(d) Appointment of Agent. The Secured Parties agree that Secured Parties holding a majority in interest of the principal amount of Notes outstanding may act together as the agent of all Secured Parties to execute and deliver in their names such instruments, documents, statements and amendments thereto as may be necessary or appropriate to perfect or continue the perfection of the security interest granted in this Agreement.

(e) Enforcement. Enforcement of the Secured Parties’ rights hereunder shall be taken by Secured Parties holding a majority in interest of the principal amount of Notes outstanding acting together as the agent for all of the Secured Parties. The action of such percentage taken in accordance with the preceding sentence, shall in each case bind all the Secured Parties. Each of the Secured Parties agrees that any Secured Parties acting under Sections 2(d) and 2(e) shall not be liable for any acts taken in good faith in enforcing the rights of the Secured Parties hereunder.

3. Covenants. The Debtor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations are paid or otherwise discharged in full (including, without limitation, pursuant to a conversion of the Notes in accordance with the terms thereof):

(a) Other Liens. Except for the Security Interest, the Debtor is the owner of the Collateral and will be the owner of the Collateral hereafter acquired free from any adverse lien, security interest or encumbrance (other than purchase money security interests that will be discharged upon Debtor’s payment of the purchase price for the applicable property), and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. No financing statements covering any Collateral or any proceeds thereof are on file in any public office.

(b) Further Documentation. At any time and from time to time, upon the written request of the Secured Parties, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby. The Debtor also hereby authorizes the Secured Parties to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as exhibit to a financing statement on form UCC-1 for filing in any jurisdiction.

(c) Indemnification. The Debtor agrees to defend, indemnify and hold harmless the Secured Parties against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement.

(d) Maintenance of Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

(e) Inspection Rights. The Secured Parties shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral, and the Secured Parties or their representatives may examine such records and make photocopies or otherwise take extracts from such records. The Debtor agrees to render to the Secured Parties, at the Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(f) Compliance with Laws, etc. The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Parties’ rights or the priority of their liens on the Collateral.

(g) Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

(h) Limitation on Liens on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Security Interest and Permitted Liens (as defined in the Purchase Agreement), and will defend the right, title and interest of the Secured Parties in and to any of the Collateral against the claims and demands of all other persons.

(i) Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, provided however that Debtor will be allowed to grant licenses to its products and related documentation in the ordinary course of business and to establish or provide for escrows of related intellectual property in connection therewith.

(j) Further Identification of Collateral. The Debtor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties may reasonably request, all in reasonable detail.

4. Secured Parties’ Appointment as Attorney-in-Fact.

(a) Powers. The Debtor hereby appoints the Secured Parties, and any officer or agent of the Secured Parties, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or in their own name, from time to time in the Secured Parties’ discretion only for so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Parties shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i) to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Parties or as the Secured Parties directs;

(iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as the Secured Parties may deem appropriate;

(vii) to assign any patent right included in the Collateral of Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Parties shall in their sole discretion determine; and

(viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, and to take, at the Secured Parties’ option and the Debtor’s expense, any actions which the Secured Parties deem necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Parties were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Parties shall lawfully do or cause to be done in accordance with this Section 4. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(b) No Duty on Secured Parties’ Part. The powers conferred on the Secured Parties by this Section 4 are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon them to exercise any such powers. Each Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Parties nor any of their officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 4.

5. Performance by Secured Parties of Debtor’s Obligations. If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Parties perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Parties incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Parties on demand and shall constitute Obligations secured by this Agreement.

6. Remedies. If an Event of Default has occurred and is continuing, the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the Delaware Uniform Commercial Code, as amended from time to time (the “Code”). Without limiting the foregoing, the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of a Secured Party or elsewhere upon such terms and conditions as the Secured Parties may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Parties may elect, and only after such application and after the payment by the Secured Parties of any other amount required by any provision of law, need the Secured Parties account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by the Secured Parties of any of their rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Parties to collect such deficiency.

7. Limitation on Duties Regarding Preservation of Collateral. The sole duty of a Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under Section 9-207 of Title 6 of the Delaware Code or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account. Neither the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

8. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

9. No Waiver; Cumulative Remedies. The Secured Parties shall not by any act (except by a written instrument pursuant to Section 10(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

10. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Debtor and of Secured Parties holding a majority in interest of the principal amount of Notes outstanding. Notwithstanding the foregoing or any other provision of this Agreement, no amendment or waiver that adversely affects a Secured Party in a manner different from all of the Secured Parties may be effected without the written consent of such Secured Party. Any amendment or waiver effected in accordance with this Section 10(a) shall be binding upon the parties and their respective successors and assigns.

(b) Transfer; Successors and Assigns. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns and inure to the benefit of the each Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed email, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or email as set forth below or on Exhibit A hereto, or as subsequently modified by written notice.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

The Debtor and Secured Parties have caused this Security Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

FIRST BREACH INC.

By:	/s/ Jeffrey Low

Name:	Jeffrey Low

Title:	CEO

Address:

Facsimile Number:_________________

SECURED PARTIES:

SECURED PARTY

By:	/s/ C. Kenneth Leith

Name:	C. Kenneth Leith

EXHIBIT A

SCHEDULE OF SECURED PARTIES

Name/Address/Email	Principal Amount of Note
[Name]	$
[Address]
Email

[Name]	$
[Address]

Email

A-1

EXHIBIT B

DESCRIPTION OF COLLATERAL

The Collateral shall consist of all right, title and interest of Debtor in and to the following, whether now owned or hereafter acquired, wherever located:

The Collateral shall consist of all right, title and interest of Debtor in and to all assets and personal property of Debtor, of every kind and description, whether now owned or hereafter acquired, wherever located, together with all Proceeds and products thereof, including, without limitation, all insurance proceeds and all claims against third parties for loss or damage to or destruction of any of the foregoing.

B-1